Exhibit 99.1

Orient Paper, Inc. Pre-Announces Unaudited Preliminary Financial Results for First Quarter 2018

Company to Host Earnings Conference Call on Monday, May 14, 2018, at 8:00 am ET

BAODING, China, May 7, 2018 /PRNewswire/ -- Orient Paper, Inc. (NYSE MKT: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in North China, today pre-announced its unaudited preliminary financial results for the quarter ended March 31, 2018. The Company anticipates filing its quarterly report on Form 10-Q for the first quarter 2018 with the Securities and Exchange Commission and releasing its earnings after the market closes on Friday, May 11, 2018. The Company will host a conference call to discuss its first quarter 2018 financial results at 8:00 am Eastern Time (5:00 am Pacific Time/ 8:00 pm Beijing Time) on Monday, May 14, 2018.

Selected First Quarter 2018 Financial Results (Unaudited and Preliminary)

	For the Three Months Ended March 31,
	2018	2017	% Change
Revenue ($M)	$1.9	$25.3	-92.5%

Sales volume (tonnes)
Regular Corrugating Medium Paper ("CMP")*	1,672	47,792	-96.5%
Light-Weight CMP**	1,251	5,023	-75.1%
Tissue Paper Products	0	558	-100.0%
Offset Printing Paper	379	4,756	-92.0%

Average Selling Price ($/tonne)
Regular Corrugating Medium Paper ("CMP")*	$543	$407	33.4%
Light-Weight CMP**	$521	$440	18.4%
Tissue Paper Products	NM	$1,260	NM
Offset Printing Paper	$867	$615	41.0%

Gross profit (loss) ($M)	($0.7)	$5.7	-112.3%
Income (loss) from operations ($M)	($4.5)	$2.9	-257.4%
Net income (loss) ($M)	($4.1)	$1.7	-337.5%
Diluted earnings (loss) per share ($)	($0.19)	$0.08	-337.5%

* Products from PM6
** Products from PM1

Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper, commented, “Our disappointing first quarter results reflected the impact of temporary suspension of production due to government-mandated restriction on the supply of natural gas that lasted for most of the first quarter. However, production at our manufacturing facilities has been back to normal since mid-March and we anticipate a strong rebound in our business in the second quarter.”

Earnings Conference Call:

The Company's management will host a conference call to discuss its first quarter 2018 financial results at 8:00 am US Eastern Time (5:00 am US Pacific Time/ 8:00 pm Beijing Time) on Monday, May 14, 2018.

To attend the conference call, please dial-in using the information below. When prompted upon dialing-in, please provide the conference ID or ask for the "Orient Paper First Quarter 2018 Earnings Conference Call."

Conference Call
Date:	Monday, May 14, 2018
Time:	8:00 am ET (5:00 am US Pacific Time/ 8:00 pm Beijing Time)
International Toll Free:	United States: +1-855-500-8701 Mainland China: 400-120-0654 Hong Kong: 800-906-606 International: +65-6713-5440
Conference ID:	8354088

This conference call will be broadcast live over the Internet, and can be accessed by all interested parties at http://www.orientpaperinc.com/ or  https://edge.media-server.com/m6/p/v6h3sapo.

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available through 9:59 ET May 22, 2018. To listen, please dial +1-855-452-5696 if calling from the United States, or +61-290-034-211 if calling internationally. Use the passcode 8354088 to access the replay.

About Orient Paper, Inc.

Orient Paper, Inc. ("Orient Paper") is a leading paper manufacturer in North China. Using recycled paper as its primary raw material (with the exception of its digital photo paper and tissue paper products), Orient Paper produces and distributes three categories of paper products: corrugating medium paper, offset printing paper and tissue paper products.

With production based in Baoding and Xingtai in North China's Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper product consumption in the country.

Orient Paper's production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings, Inc., which in turn controls and operates Baoding Shengde Paper Co., Ltd. and Hebei Baoding Orient Paper Milling Co., Ltd.

Founded in 1996, Orient Paper has been listed on the NYSE MKT under the ticker symbol "ONP" since December 2009. For more information about the Company, please visit http://www.orientpaperinc.com.

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

For more information, please contact:

Company Contact:

Orient Paper, Inc.
Email: ir@orientpaperinc.com

Investor Relations:

Tony Tian, CFA
Weitian Group LLC
Email: tony.tian@weitian-ir.com
Phone: +1-732-910-9692